Exhibit 99.1

SPORTS ENTERTAINMENT ACQUISITION CORP.
PRO FORMA BALANCE SHEET

	Actual as of October 6, 2020	Pro Forma Adjustments		As Adjusted as of October 6, 2020
		(unaudited)		(unaudited)
ASSETS
Current Assets
Cash	$2,006,531	$—		$2,006,531
Total Current Assets	2,006,531	—		2,006,531

Cash held in Trust Account	400,000,000	50,000,000	(a)	450,000,000
		(1,000,000)	(b)
		1,000,000	(d)
Total Assets	$402,006,531	$50,000,000		$452,006,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$1,000	$—		$1,000
Accrued offering costs	425,035	—		425,035
Promissory note – related party	125,000	—		125,000
Total Current Liabilities	551,035	—		551,035

Deferred underwriting fee payable	14,000,000	1,750,000	(c)	15,750,000
Total Liabilities	14,551,035	1,750,000		16,301,035

Commitments and Contingencies

Class A common stock, $0.0001 par value, subject to possible redemption, 38,245,549 and 43,070,549 shares as of October 6, 2020 and as adjusted as of October 6, 2020, respectively, at $10.00 per share	382,455,490	48,250,000	(f)	430,705,490

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; 1,754,451 and 1,929,451 shares as of October 6, 2020 and as adjusted as of October 6, 2020, respectively, issued and outstanding (excluding 38,245,549 and 43,070,549 shares, respectively, subject to possible redemption)	175	500	(a)	193
		(482)	(f)

Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 11,500,000 shares and 11,250,000 shares as of October 6, 2020 and as adjusted as of October 6, 2020, respectively, issued and outstanding	1,150	(25)	(e)	1,125

Additional paid-in capital	4,999,681	49,999,500	(a)	4,999,688
		(1,000,000)	(b)
		(1,750,000)	(c)
		1,000,000	(d)
		(48,249,518)	(f)
		25	(e)

Accumulated deficit	(1,000)	—		(1,000)
Total Stockholders’ Equity	5,000,006	—		5,000,006
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$402,006,531	$1,750,000		$452,006,531

See accompanying note to the pro forma balance sheet.

SPORTS ENTERTAINMENT ACQUISITION CORP.
NOTE TO PRO FORMA BALANCE SHEET
(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Sports Entertainment Acquisition Corp. (the “Company”) as of October 6, 2020, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions, which occurred on October 15, 2020, as described below.

On October 15, 2020, the Company consummated the closing of the sale of 5,000,000 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $50,000,000 to the Company. Each Unit consists of one share of the Company’s Class A common stock (the “Common Stock”) and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment option, the Company consummated the private placement of an additional 1,000,000 warrants (the “Private Placement Warrants”), at a purchase price of $1.00 per Private Placement Warrant, to Sports Entertainment Acquisition Holdings LLC and an affiliate of PJT Partners LP, generating gross proceeds of $1,000,000. Transaction costs amounted to $2,750,000, consisting of $1,000,000 in cash underwriting fees and $1,750,000 of additional underwriting fees, which have been deferred until the completion of the Company’s Business Combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 250,000 Founder Shares were forfeited and 1,250,000 Founder Shares are no longer subject to forfeiture. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	50,000,000
	Class A common stock		500
	Additional paid-in capital		49,999,500
	To record sale of 5,000,000 Units on over-allotment option at $10.00 per Unit.

b.	Additional paid-in capital	1,000,000
	Cash held in Trust Account		1,000,000
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

c.	Additional paid-in capital	1,750,000
	Deferred underwriting fee payable		1,750,000
	To record a liability for the 3.5% deferred underwriting fee on over-allotment option.

d.	Cash held in Trust Account	1,000,000
	Additional paid in capital		1,000,000
	To record sale of 1,000,000 over-allotment Private Placement Warrants at $1.00 per warrant.

e.	Class B common stock	25
	Additional paid in capital		25
	To record forfeiture of 250,000 Founder Shares.

f.	Class A common stock	482
	Additional paid-in capital	48,249,518
	Common Stock Subject to Redemption		48,250,000
	To reclassify Class A common stock out of permanent equity into mezzanine redeemable shares.